LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
 "Federated"), and
various Federated funds
 ("Funds"), have been
 named as
defendants in several
 class action lawsuits
 now pending in the
United States District
Court for the District
 of Maryland. The lawsuits
 were
purportedly filed on
behalf of people who
purchased, owned and/or
 redeemed shares of
Federated-sponsored
 mutual funds during
specified periods
beginning November 1, 1998.
 The suits are generally
similar in alleging that
Federated engaged in
 illegal and improper
 trading practices including
market timing and late
trading in concert with
 certain institutional
traders, which allegedly
 caused financial injury
to the mutual fund shareholders.
These lawsuits began to
 be filed shortly after
Federated's first public
 announcement that it
had received requests for
 information on shareholder
trading activities in
 the Funds from the SEC,
 the Office of the New York
 State Attorney General
 ("NYAG"), and other
 authorities. In that regard,
on November 28, 2005,
Federated announced that
 it had reached final
settlements with the SEC
 and the NYAG with respect
 to those matters.
Specifically, the SEC
and NYAG settled
proceedings against
 three Federated
subsidiaries involving
 undisclosed market
timing arrangements and
late
trading. The SEC made
findings: that Federated
 Investment Management
Company ("FIMC"), an
 SEC-registered investment
 adviser to various Funds,
and Federated Securities
 Corp., an SEC-registered
 broker-dealer and
distributor for the
Funds, violated provisions
 of the Investment Advisers Act
and Investment Company
Act by approving, but
not disclosing, three
market timing arrangements,
or the associated conflict
 of interest between
FIMC and the funds
involved in the
arrangements, either
to other fund shareholders
 or to the funds' board;
and that Federated Shareholder
Services Company, formerly
an SEC-registered transfer
 agent, failed to prevent
a customer and a Federated
 employee from late trading
in violation
of provisions of the
 Investment Company Act.
 The NYAG found that
such conduct violated
 provisions of New York
 State law. Federated
 entered
into the settlements
 without admitting or
 denying the regulators
' findings. As Federated
previously reported in
2004, it has already paid
approximately $8.0 million
to certain funds as
determined by an independent
 consultant. As part of
these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million
and, among other things,
 agreed that it would not
serve as investment
adviser to any registered
 investment company unless
 (i) at least 75% of the
fund's directors are
independent of Federated,
(ii) the chairman of each
such fund is independent
of Federated, (iii) no a
ction may be taken by
the fund's board or any
committee thereof
unless approved by a
majority of the independent
 trustees of the fund or
 committee, respectively,
 and (iv) the fund appoints
a "senior officer" who
reports to the independent
 trustees and is responsible
 for monitoring compliance
 by the fund with
 applicable laws and
 fiduciary duties and for
managing the process by
 which management fees
charged to a fund are
 approved. The settlements
 are described in
Federated's announcement
which, along with previous
 press releases and related
communications on those
matters, is available in
the "About Us" section
of Federated's
website at FederatedInvestors.com.
Federated entities have
also been named as defendants
 in several additional
lawsuits that are now
pending in the United
States District Court for
the Western District of
 Pennsylvania, alleging,
among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP
to represent the Funds in
 each of the lawsuits
described in the
preceding two paragraphs.
 Federated and the Funds,
and their respective counsel,
have been defending this
litigation, and none of the
Funds
remains a defendant in any
 of the lawsuits (though
some could potentially
receive any recoveries
as nominal defendants).
Additional lawsuits based
upon similar allegations
 may be filed in the future.
 The potential impact of
these lawsuits, all of which
 seek unquantified damages,
 attorneys' fees,
and expenses, and future
potential similar suits is
 uncertain. Although we
do not believe that these
lawsuits will have a
material adverse effect on
the Funds, there can be
 no assurance that these
suits, ongoing adverse
publicity and/or other
developments resulting
from the regulatory
investigations will not
result in increased Fund
redemptions, reduced sales
 of Fund shares, or other
adverse consequences for
the Funds.